Exhibit 10.33(j)

AMENDMENT NUMBER ONE to the
GUARANTY dated as of June 30, 2003, made by
AAMES FINANCIAL CORPORATION in favor of
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
as party to the Loan and Security Agreement, dated as of May 29, 2003, between AAMES CAPITAL CORPORATION and LENDER

        This AMENDMENT NUMBER ONE is made this 15th day of November, 2002, by AAMES FINANCIAL CORPORATION, having an address at 350 South Grand Avenue, Los Angeles, California 90071 (the “Guarantor”), to the GUARANTY, dated as of June 30, 2003 (the “Guaranty”) in favor of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the “Lender”), as party to the LOAN AND SECURITY AGREEMENT, dated as of May 29, 2003, between AAMES CAPITAL CORPORATION (the “Borrower”) and LENDER.

RECITALS

        WHEREAS, the Guarantor executed and delivered the Guaranty to the Lender pursuant to the Loan and Security Agreement;

        WHEREAS, as the Borrower has partially repaid the loan under the Loan and Security Agreement, and the Guarantor and the Lender have agreed to amend the Guaranty as set forth herein;

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

        SECTION 1. Effective as of November 12, 2003, Section 3(d) of the Guaranty is hereby amended to read in its entirety as follows:

     (d) The Guarantor agrees that during the term of this Guaranty, the Guarantor shall not make pay or otherwise distribute any dividends or other distributions of any nature (cash, securities, assets or otherwise), or any payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor), other than the 5.5% Convertible Debentures due 2012 which may be called for a call amount not in excess of $400,000, issued by the Guarantor whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly; provided that, the Guarantor may pay preferred dividends accumulated through and including December 31, 2003 (payable in one or more installments on or prior to December 31, 2003) to holders of Aames Financial Corporation Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock with the proceeds from the Guarantor’s exercise of the clean-up calls for the following securitizations: Aames Mortgage Trust 1997-A, Aames Mortgage Trust 1997-B, Aames Mortgage Trust 1997-C, Aames Mortgage Trust 1997-D, Aames Mortgage Trust 1998-A and Aames Mortgage Trust 1998-B if, after giving effect to such dividend, the Guarantor has cash and Cash Equivalents in an amount equal to not less than $48,000,000.

        SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Guaranty.

        SECTION 3. Limited Effect. Except as amended hereby, the Guaranty shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Guaranty or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Guaranty, any reference in any of such items to the Guaranty being sufficient to refer to the Guaranty as amended hereby.

        SECTION 4. Representations. The Guarantor hereby represents to the Lender that as of the date hereof, the Guarantor is in full compliance with all of the terms and conditions of the Guaranty and no Default or Event of Default has occurred and is continuing under the Guaranty.

        SECTION 5. Governing Law. This Amendment Number One shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 of the New York General Obligations Law).

        SECTION 6. Counterparts. This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Guarantor and the Lender have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the day and year first above written.

AAMES FINANCIAL CORPORATION
(Guarantor)

By:________________________________________ Name: Title:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
(Lender)

By:_________________________________________ Name: Title: